UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 23, 2007
Symantec Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-17781 (Commission File Number)	77-0181864 (IRS Employer Identification No.)

20330 Stevens Creek Blvd., Cupertino, CA (Address of Principal Executive Offices)	95014 (Zip Code)

Registrant’s Telephone Number, Including Area Code	(408) 517-8000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EXHIBIT 99.01

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 23, 2007, Frank E. Dangeard, Chairman and Chief Executive Officer of Thomson, S.A., was appointed by the Board of Directors (the “Board”) of Symantec Corporation (the “Company”) as an independent director of the Company. A press release announcing Mr. Dangeard’s appointment to the Board is attached as exhibit 99.01 hereto, and is incorporated herein by reference.
Non-employee members of the Board are paid a retainer under the 2000 Director Equity Incentive Plan, as amended (the “Director Plan”). For the 2007 fiscal year, the annual retainer payable under the Director Plan is $50,000 and each committee member will also receive an annual payment of $10,000.
In addition, pursuant to the Company’s 2004 Equity Incentive Plan, as amended, non-employee directors are eligible to annually receive a restricted stock unit (“RSU”) award with a value of $180,000 on the first business day following the first regular Board meeting of each fiscal year. In connection with his appointment, Mr. Dangeard automatically received an initial RSU grant on January 24, 2007, representing a prorated amount based on the number of days from the date of his appointment to the Board through the date of the first regular Board meeting in fiscal year 2008. Mr. Dangeard’s RSU grant will fully vest on January 24, 2008, as long as he serves on the Board on such date.
On the date of his appointment, Mr. Dangeard entered into the Company’s standard form of Indemnity Agreement which provides for indemnification of the indemnitee to the full extent allowed by Delaware law.
On the date of his appointment, Mr. Dangeard was not appointed to any committees of the Board.
Item 9.01.      Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Exhibit Title or Description

99.01	Press release, entitled “Symantec Appoints Frank E. Dangeard to the Board of Directors,” dated January 26, 2007

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation
	By:	/s/ Arthur F. Courville
Date: January 29, 2007		Arthur F. Courville
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Exhibit Title or Description

99.01	Press release, entitled “Symantec Appoints Frank E. Dangeard to the Board of Directors,” dated January 26, 2007